As filed with the Securities and Exchange Commission on November 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-0138994
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o 2150-885 West Georgia Street

Vancouver, British Columbia, Canada V6C 3E8

(604) 558-6536

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nick Glover

Chief Executive Officer

c/o 2150 – 885 West Georgia Street

Vancouver, British Columbia, Canada V6C 3E8

(604) 558-6536

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Graham, Esq. Robert A. Freedman, Esq. Amanda L. Rose, Esq. Fenwick & West LLP 1191 Second Avenue, 10th Floor Seattle, Washington 98101 (206) 389-4510	Sukhi Jagpal Chief Financial Officer c/o 2150 – 885 West Georgia Street Vancouver, British Columbia Canada V6C 3E8

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-225650

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	—	—
Preferred stock, $0.001 par value per share	—	—
Warrants	—	—
Total(3)	$40,000,000	$5,192

(1)

The registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.001 per share (the “Common Stock”), preferred stock, par value $0.001 per share (the “Preferred Stock”), and warrants to purchase shares of its Common Stock and Preferred Stock, having a proposed maximum aggregate offering price of $200,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-225650), which was declared effective by the Securities and Exchange Commission on June 21, 2018 (the “Related Registration Statement”). As of the date hereof, a balance of $200,000,000 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of the registrant’s Common Stock, Preferred Stock, and warrants to purchase Common Stock and Preferred Stock having a proposed maximum aggregate offering price of $40,000,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration. The securities registered hereunder also include such indeterminate number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any securities that provide for such issuance or pursuant to the antidilution provisions of any of such securities.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, and warrants.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register an additional $40,000,000 of the Registrant’s securities. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-225650), filed with the Securities and Exchange Commission on June 15, 2018 and declared effective by the Securities and Exchange Commission on June 21, 2018, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of the Document

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*

Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-225650), filed with the Securities and Exchange Commission on June 15, 2018, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on this 7th day of November, 2019.

SIERRA ONCOLOGY, INC.

By:	/s/ Nick Glover
Dr. Nick Glover
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nick Glover Nick Glover	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2019

/s/ Sukhi Jagpal Sukhi Jagpal	Chief Financial Officer (Principal Accounting and Financial Officer)	November 7, 2019

* Donald Parfet	Chairman of the Board	November 7, 2019

* Andrew Allen	Director	November 7, 2019

* Jeffrey H. Cooper	Director	November 7, 2019

* Daniel Estes	Director	November 7, 2019

* Tran Nguyen	Director	November 7, 2019

* Nicole Onetto	Director	November 7, 2019

* Robert Pelzer	Director	November 7, 2019

*By:	/s/ Nick Glover
Nick Glover
Attorney-in-fact